Exhibit 3.4

ALERISLIFE INC.

AMENDED AND RESTATED BYLAWS

As Amended and Restated January 25, 2022

Section 16.4 Discovery	38
Section 16.5 Awards	38
Section 16.6 Costs and Expenses	39
Section 16.7 Appeals	39
Section 16.8 Final and Binding	39
Section 16.9 Beneficiaries	39

ARTICLE XVII EXCLUSIVE FORUM FOR CERTAIN DISPUTES	39

Section 17.1 Exclusive Forum	39

v

ALERISLIFE INC.

AMENDED AND RESTATED BYLAWS

These AMENDED AND RESTATED BYLAWS (these “Bylaws”) are made as of the date set forth above by the Board of Directors.

ARTICLE I

OFFICES

Section 1.1 Principal Office. The principal office of the Corporation shall be located at such place or places as the Board of Directors may designate.

Section 1.2 Additional Offices. The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Place. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place as is designated by the Board of Directors, a Managing Director or the president.

Section 2.2 Annual Meeting. An annual meeting of the stockholders for the election of Directors and the transaction of any business within the powers of the Corporation shall be held at such times as the Board of Directors may designate. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid acts of the Corporation.

Section 2.3 Special Meetings.

(a) Either the president or a majority of the Board of Directors may call a special meeting of stockholders, which meeting shall be held at such place, date and time as the president or the Board of Directors, whichever has called the meeting, may designate.

(b) A special meeting of stockholders for a particular purpose and for particular matters to be acted on shall be called by the secretary upon the written request (each, a “Special Meeting Request”) of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting (the “Special Meeting Percentage”), subject to and in accordance with the following provisions.

(i) Stockholders meeting the Special Meeting Percentage shall deliver to the secretary, by registered mail, return receipt requested, a Special Meeting Request. The Special Meeting Request shall: (1) set forth the purpose of, and the matters to be acted upon at, the meeting; (2) bear the date of signature of each stockholder (or its agent duly authorized in writing) making the Special Meeting Request; (3) set forth the name and address, as they appear in the Corporation’s books, of each stockholder making the Special Meeting Request (or on behalf of which it is signed); (4) set forth the class, series and number of all shares of stock of the Corporation which are owned of record and beneficially by each stockholder making the Special Meeting Request (or on behalf of which it is signed); (5) set forth all information relating to each stockholder making the Special Meeting Request (or on behalf of which it is signed) and each matter proposed to be acted on at the meeting which would be required to be disclosed in connection with the solicitation of proxies for the election of Directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with a solicitation of proxies, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), or that would otherwise be required to be disclosed pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or traded; and (6) include all other documentation and set forth all other information required by Section 2.14. In addition, any stockholder(s) signing a Special Meeting Request (or on behalf of which it is signed) must comply with the ownership requirements set forth in Section 2.14.1(b)(ii)(A) and hold a certificate or certificates evidencing the aggregate number of shares of stock of the Corporation referenced therein as of the time the Special Meeting Request is sent, as of the Special Meeting Percentage Calculation Date (as defined in Section 2.3(b)(ii)), as of the Meeting Record Date (as defined in Section 2.3(b)(iii)) and as of the date of the applicable special meeting.

(ii) If the Board of Directors preliminarily determines that a Special Meeting Request meets the requirements of Section 2.3(b)(i) and appears to represent, in the aggregate, the Special Meeting Percentage (the date of such determination, the “Preliminary Determination Date”), the Board of Directors shall fix a record date (the “Special Meeting Percentage Calculation Date”) to make a final determination as to whether stockholders making the Special Meeting Request(s) satisfy the Special Meeting Percentage. The Special Meeting Percentage Calculation Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Special Meeting Percentage Calculation Date is adopted by the Board of Directors. If the Board of Directors fails to fix a Special Meeting Percentage Calculation Date within ten (10) days after the Preliminary Determination Date, then the close of business on the tenth (10th) day after the Preliminary Determination Date shall be the Special Meeting Percentage Calculation Date.

(iii) Upon a final determination by the Board of Directors that the Special Meeting Request(s) referenced in Section 2.3(b)(ii), together with any additional Special Meeting Request(s) received by the Secretary prior to such determination being made that set forth the same purpose of, and matters to be acted on at, the meeting, represent, in the aggregate, the Special Meeting Percentage, which determination shall occur within ten (10) days after the Special Meeting Percentage Calculation Date (the “Final Determination Date”), the secretary shall inform the stockholders that are signatories to such Special Meeting Request(s) of the reasonably estimated costs of preparing and mailing a notice of the meeting. Upon receipt by the secretary of payment of such reasonably estimated costs from or on behalf of the requesting stockholders, the secretary shall give notice of the meeting to all stockholders entitled to notice of the meeting, which notice shall state the purpose or purposes of the meeting and shall otherwise be in accordance with Section 2.4.

(c) A special meeting of stockholders called by the secretary pursuant to Section 2.3(b) shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the record date for such meeting (the “Meeting Record Date”); and further, that if the Board of Directors fails to fix a Meeting Record Date that is a date within thirty (30) days after the Final Determination Date, the close of business on the thirtieth (30th) day after the Final Determination Date shall be the Meeting Record Date; and further, that if the Board of Directors fails to designate a date, time or place for such special meeting within ten (10) days after the Final Determination Date, such special meeting shall be held on the ninetieth (90th) day after the Meeting Record Date or, if such ninetieth (90th) day is not a business day, on the first (1st) business day preceding such ninetieth (90th) day, at 2:00 p.m. local time, at the principal executive office of the Corporation.

Section 2.4 Notice of Regular or Special Meetings. Notice given in writing or by electronic transmission specifying the place, day and hour of any regular or special meeting, the purposes of the meeting, to the extent required by law to be provided, and all other matters required by law shall be given to each stockholder of record entitled to vote, sent to his or her address appearing on the books of the Corporation or theretofore given by him or her to the Corporation for the purpose of notice, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given once deposited in the U.S. mail addressed to the stockholder at his or her post office address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. It shall be the duty of the secretary to give notice of each meeting of the stockholders. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective to any stockholder at such address, unless a stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this ARTICLE II or the validity of any proceedings at any such meeting.

Section 2.5 Notice of Adjourned Meetings. It shall not be necessary to give notice of the time and place of any adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

Section 2.6 Meeting Business. Except as otherwise expressly set forth elsewhere in these Bylaws, no business shall be transacted at an annual or special meeting of stockholders except as specifically designated in the notice or otherwise properly brought before the meeting of stockholders by or at the direction of the Board of Directors.

Section 2.7 Organization of Stockholder Meetings. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairperson of the meeting or, in the absence of such appointment or the absence of the appointed individual, by one of the following officers present at the meeting in the following order: the chairman of the board, if there be one, a Managing Director (in their order of seniority), the president, the vice presidents (in their order of seniority), the secretary, or, in the absence of such officers, a chairperson chosen by the stockholders by the vote of holders of shares of stock of the Corporation representing a majority of the votes cast on such appointment by stockholders present in person or represented by proxy. The secretary, an assistant secretary or a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairperson of the meeting shall act as secretary of the meeting and record the minutes of the meeting. If the secretary presides as chairperson at a meeting of the stockholders, then the secretary shall not also act as secretary of the meeting and record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairperson of the meeting. The chairperson of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairperson, are appropriate for the proper conduct of the meeting, including, without limitation: (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies or other such persons as the chairperson of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairperson of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairperson of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Without limiting the generality of the powers of the chairperson of the meeting pursuant to the foregoing provisions, the chairperson may adjourn any meeting of stockholders for any reason deemed necessary by the chairperson, including, without limitation, if (i) no quorum is present for the transaction of the business, (ii) the Board of Directors or the chairperson of the meeting determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information that the Board of Directors or the chairperson of the meeting determines has not been made sufficiently or timely available to stockholders or (iii) the Board of Directors or the chairperson of the meeting determines that adjournment is otherwise in the best interests of the Corporation. Unless otherwise determined by the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the general rules of parliamentary procedure or any otherwise established rules of order.

Section 2.8 Quorum. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast one-third (1/3) of all the votes entitled to be cast at such meeting shall constitute a quorum. Notwithstanding the immediately preceding sentence, at any special meeting of stockholders called upon the written request of stockholders pursuant to Section 2.3(b), the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum. This section shall not affect any requirement under any statute or the charter of the Corporation (the “Charter”) for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the chairperson of the meeting shall have the power to adjourn the meeting from time to time without the Corporation having to set a new record date or provide any additional notice of such meeting, subject to any obligation of the Corporation to give notice pursuant to Section 2.5. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present, either in person or by proxy, at a meeting of stockholders which has been duly called and convened and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal of enough votes to leave less than a quorum then being present at the meeting.

Section 2.9 Voting.

(a) With regard to the election of a Director, and except as may be mandated by applicable law or the listing requirements of the principal exchange on which the shares of common stock of the Corporation are listed: (i) a majority of all the votes entitled to be cast for the election of a Director shall be required to elect a Director in a contested election (which, for purposes of these Bylaws, is an election at which the number of nominees exceeds the number of Directors to be elected at the meeting); and (ii) a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a Director in an uncontested election. Each share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted; provided, however, that there shall be no cumulative voting in the election of Directors.

(b) With regard to any other matter which may properly come before a meeting of stockholders duly called and at which a quorum is present, and except as may be mandated by applicable law, by the listing requirements of the principal exchange on which the shares of common stock of the Corporation are listed or by a specific provision of the Charter, the vote required for approval shall be the affirmative vote of seventy-five percent (75%) of the votes entitled to be cast for each such matter unless such matter has been previously approved by the Board of Directors, in which case the vote required for approval shall be a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present.

Section 2.10 Proxies. A stockholder may cast the votes entitled to be cast by him or her either in person or by proxy executed by the stockholder or by his or her duly authorized agent in any manner permitted by law. Such proxy shall be filed with such officer of the Corporation or third party agent as the Board of Directors shall have designated for such purpose for verification at or prior to such meeting. Any proxy relating to shares of stock of the Corporation shall be valid until the expiration date therein or, if no expiration is so indicated, for such period as is permitted pursuant to Maryland law. At a meeting of stockholders, all questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by or on behalf of the chairperson of the meeting, subject to Section 2.13.

Section 2.11 Record Date. The Board of Directors may fix the date for determination of stockholders entitled to notice of and to vote at a meeting of stockholders. If no date is fixed for the determination of the stockholders entitled to vote at any meeting of stockholders, only persons in whose names shares of stock of the Corporation entitled to vote are recorded on the stock records of the Corporation on the later of: (i) the close of business on the day on which notice of such meeting of stockholders is first mailed by the Corporation or (ii) the thirtieth (30th) day before the date of such meeting shall be entitled to vote at such meeting.

Section 2.12 Voting of Shares of Stock by Certain Holders. Shares of stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner, managing member or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or pursuant to an agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any director or other fiduciary may vote shares of stock of the Corporation registered in his or her name as such fiduciary, either in person or by proxy. Notwithstanding the apparent authority created by the prior two sentences of this Section 2.12, the Board of Directors or the chairperson of the meeting may require that such person acting for a corporation, partnership, trust or other entity provide documentary evidence of his or her authority to vote such shares and of the fact that the beneficial owner of such shares has been properly solicited and authorized such person to vote as voted, and in the absence of such satisfactory evidence, the Board of Directors or the chairperson may determine such votes have not been validly cast.

Section 2.13 Inspectors.

(a) Before or at any meeting of stockholders, the chairperson of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors, if any, shall (i) ascertain and report the number of shares of stock of the Corporation represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairperson of the meeting and (iv) perform such other acts as are proper to conduct the election or voting at the meeting. In the absence of such a special appointment, the secretary may act as the inspector.

(b) Each report of an inspector shall be in writing and signed by him or her. The report of the inspector or inspectors on the number of shares of stock of the Corporation represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 2.14 Nominations and Other Proposals to be Considered at Meetings of Stockholders. Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders at meetings of stockholders may be properly brought before the meeting only as set forth in this Section 2.14. Nothing in this Section 2.14 shall be deemed to affect any right of a stockholder to request inclusion of a non-binding precatory proposal in, or the right of the Corporation to omit a proposal from, any proxy statement filed by the Corporation with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. All judgments and determinations made by the Board of Directors or the chairperson of the meeting, as applicable, under this Section 2.14 (including, without limitation, judgments and determinations as to the propriety of a proposed nomination or a proposal of other business for consideration by stockholders) shall be final and binding unless determined to have been made in bad faith.

Section 2.14.1 Annual Meetings of Stockholders.

(a) Any stockholder may recommend to the Nominating and Governance Committee of the Board of Directors an individual as a nominee for election to the Board of Directors. Such recommendation shall be made by written notice to the Chair of such committee and the secretary, which notice should contain or be accompanied by the information and documents with respect to such recommended nominee and stockholder that such stockholder believes to be relevant or helpful to the Nominating and Governance Committee’s deliberations. In considering such recommendation, the Nominating and Governance Committee may request additional information concerning the recommended nominee or the stockholder(s) making the recommendation. The Nominating and Governance Committee of the Board of Directors will consider any such recommendation in its discretion. Any stockholder seeking to make a nomination of an individual for election to the Board of Directors at an annual meeting of stockholders must make such nomination in accordance with Section 2.14.1(b)(ii).

(b) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be properly brought before the meeting (i) pursuant to the Corporation’s notice of meeting or otherwise properly brought before the meeting by or at the direction of the Board of Directors or (ii) by any one or more stockholders who (A) have each continuously owned (as defined below) shares of stock of the Corporation entitled to vote in the election of Directors or on a proposal of other business, for at least three (3) years as of the date of the giving of the notice provided for in Section 2.14.1(c), the record date for determining the stockholders entitled to vote at the meeting and the time of the annual meeting (including any adjournment or postponement thereof), with the aggregate shares owned by such stockholder(s) as of each of such dates and during such three (3) year period representing at least three percent (3%) of the shares of common stock of the Corporation, (B) holds, or hold, a certificate or certificates representing the aggregate number of shares referenced in subclause (A) of this Section 2.14.1(b)(ii) as of the time of giving the notice provided for in Section 2.14.1(c), the record date for determining the stockholders entitled to vote at the meeting and the time of the annual meeting (including any adjournment or postponement thereof), (C) is, or are, entitled to make such nomination or propose such other business and to vote at the meeting on such election or proposal of other business and (D) complies, or comply, with the notice procedures set forth in this Section 2.14 as to such nomination or proposal of other business. For purposes of this Section 2.14, a stockholder shall be deemed to “own” or have “owned” only those outstanding shares of stock of the Corporation to which the stockholder possesses both the full voting and investment rights pertaining to such shares and the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with the foregoing shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed or (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell. Without limiting the foregoing, to the extent not excluded by the immediately preceding sentence, a stockholder’s “short position” as defined in Rule 14e-4 under the Exchange Act shall be deducted from the shares otherwise “owned.” A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors or the proposal of other business and possesses the full economic interest in the shares. For purposes of this Section 2.14, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act. For purposes of this Section 2.14, the period of continuous ownership of shares must be evidenced by documentation accompanying the nomination or proposal. Whether shares are “owned” for purposes of this Section 2.14 shall be determined by the Board of Directors.

(c) For nominations for election to the Board of Directors or other business to be properly brought before an annual meeting by one or more stockholders pursuant to this Section 2.14.1, such stockholder(s) shall have given timely notice thereof in writing to the secretary in accordance with this Section 2.14 and such other business shall otherwise be a proper matter for action by stockholders. To be timely, the notice of such stockholder(s) shall include all documentation and set forth all information required under this Section 2.14 and shall be delivered to the secretary at the principal executive offices of the Corporation not later than 5:00 p.m. (Eastern Time) on the one-hundred twentieth (120th) day nor earlier than the one-hundred fiftieth (150th) day prior to the first (1st) anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that if the annual meeting is called for a date that is more than thirty (30) days earlier or later than the first (1st) anniversary of the date of the preceding year’s annual meeting, notice by such stockholder(s) to be timely shall be so delivered not later than 5:00 p.m. (Eastern Time) on the tenth (10th) day following the earlier of the day on which (i) notice of the date of the annual meeting is mailed or otherwise made available or (ii) public announcement of the date of the annual meeting is first made by the Corporation. Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period (or extend any time period) for the giving of a notice of one or more stockholders as described above.

A notice of one or more stockholders pursuant to this Section 2.14.1(c) shall set forth:

(i) separately as to each individual whom such stockholder(s) propose to nominate for election or reelection as a Director (a “Proposed Nominee”), (1) the name, age, business address, residence address and educational background of such Proposed Nominee, (2) a statement of whether such Proposed Nominee is proposed for nomination as an Independent Director or a Managing Director (each as defined in Section 3.2) and a description of such Proposed Nominee’s qualifications to be an Independent Director or Managing Director, as the case may be, and such Proposed Nominee’s qualifications to be a Director pursuant to the criteria set forth in Section 3.1, (3) the class, series and number of any shares of stock of the Corporation that are, directly or indirectly, beneficially owned or owned of record by such Proposed Nominee, (4) a description of the material terms of each Derivative Transaction that such Proposed Nominee directly or indirectly, has an interest in, including, without limitation, the counterparties to each Derivative Transaction, the class or series and number or amount of securities of the Corporation to which each Derivative Transaction relates or provides exposure, and whether or not (x) such Derivative Transaction conveys any voting rights directly or indirectly, to such Proposed Nominee, (y) such Derivative Transaction is required to be, or is capable of being, settled through delivery of securities of the Corporation and (z) such Proposed Nominee and/or, to their knowledge, the counterparty to such Derivative Transaction has entered into other transactions that hedge or mitigate the economic effect of such Derivative Transaction, (5) a description of all direct and indirect compensation and other agreements, arrangements and understandings or any other relationships, between or among any stockholder making the nomination, or any of its respective affiliates and associates, or others acting in concert therewith, on the one hand, and such Proposed Nominee, or his or her respective affiliates and associates, on the other hand, and (6) all other information relating to such Proposed Nominee that would be required to be disclosed in connection with a solicitation of proxies for election of the Proposed Nominee as a Director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Section 14 (or any successor provision) of the Exchange Act, and the rules and regulations promulgated thereunder, or that would otherwise be required to be disclosed pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or traded;

(ii) as to any other business that such stockholder(s) propose to bring before the meeting, (1) a description of such business, (2) the reasons for proposing such business at the meeting and any material interest in such business of such stockholder(s) or any Stockholder Associated Person (as defined in Section 2.14.1(g)), including any anticipated benefit to such stockholder(s) or any Stockholder Associated Person therefrom, (3) a description of all agreements, arrangements and understandings between such stockholder(s) and Stockholder Associated Person amongst themselves or with any other person or persons (including their names) in connection with the proposal of such business by such stockholder(s) and (4) a representation that such stockholder(s) intend to appear in person or by proxy at the meeting to bring the business before the meeting;

(iii) separately as to each stockholder giving the notice and any Stockholder Associated Person, (1) the class, series and number of all shares of stock of the Corporation that are owned of record by such stockholder or by such Stockholder Associated Person, if any, and (2) the class, series and number of, and the nominee holder for, any shares of stock of the Corporation that are, directly or indirectly, beneficially owned but not owned of record by such stockholder or by such Stockholder Associated Person, if any;

(iv) separately as to each stockholder giving the notice and any Stockholder Associated Person, (1) a description of all purchases and sales of securities of the Corporation by such stockholder or Stockholder Associated Person during the period of continuous ownership required by Section 2.14.1(b)(ii), including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, (2) a description of the material terms of each Derivative Transaction that such stockholder or Stockholder Associated Person, directly or indirectly, has, or during the period of continuous ownership required by Section 2.14.1(b)(ii) had, an interest in, including, without limitation, the counterparties to each Derivative Transaction, the class or series and number or amount of securities of the Corporation to which each Derivative Transaction relates or provides exposure, and whether or not (x) such Derivative Transaction conveys or conveyed any voting rights, directly or indirectly, to such stockholder or Stockholder Associated Person, (y) such Derivative Transaction is or was required to be, or is or was capable of being, settled through delivery of securities of the Corporation and (z) such stockholder or Stockholder Associated Person and/or, to their knowledge, the counterparty to such Derivative Transaction has or had entered into other transactions that hedge or mitigate the economic effect of such Derivative Transaction, (3) a description of the material terms of any performance related fees (other than an asset based fee) to which such stockholder or Stockholder Associated Person is entitled based on any increase or decrease in the value of shares of stock of the Corporation or instrument or arrangement of the type contemplated within the definition of Derivative Transaction and (4) any rights to dividends or other distributions on the shares of stock of the Corporation that are beneficially owned by such stockholder or Stockholder Associated Person that are separated or separable from the underlying shares of stock of the Corporation;

(v) separately as to each stockholder giving the notice and any Stockholder Associated Person with a material interest described in clause (ii)(2) above, an ownership interest described in clause (iii) above or a transaction or right described in clause (iv) above, (1) the name and address of such stockholder and Stockholder Associated Person and (2) all information relating to such stockholder and Stockholder Associated Person that would be required to be disclosed in connection with a solicitation of proxies for election of Directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Section 14 (or any successor provision) of the Exchange Act and the rules and regulations promulgated thereunder, or that would otherwise be required to be disclosed pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or traded; and

(vi) to the extent known by the stockholder(s) giving the notice, the name and address of any other person who beneficially owns or owns of record any shares of stock of the Corporation and who supports the nominee for election or reelection as a Director or the proposal of other business.

(d) A notice of one or more stockholders making a nomination or proposing other business pursuant to Section 2.14.1(c) shall be accompanied by a sworn verification of each stockholder making the nomination or proposal as to such stockholder’s continuous ownership of the shares referenced in subclause (A) of Section 2.14.1(b)(ii) throughout the period referenced in such subclause, together with (i) a copy of the share certificate(s) referenced in subclause (B) of Section 2.14.1(b)(ii) above; (ii) if any such stockholder was not a stockholder of record of the shares referenced in subclause (A) of Section 2.14.1(b)(ii) above continuously for the three (3) year period referenced therein, reasonable evidence of such stockholder’s continuous beneficial ownership of such shares during such three (3) year period, such reasonable evidence may include, but shall not be limited to, (A) a copy of a report of the stockholder on Schedule 13D or Schedule 13G under the Exchange Act filed on or prior to the beginning of the three (3) year period and all amendments thereto, (B) a copy of a statement required to be filed pursuant to Section 16 of the Exchange Act (or any successor provisions) by a person who is a Director or who is directly or indirectly the beneficial owner of more than ten percent (10%) of the shares of stock of the Corporation filed on or prior to the beginning of the three (3) year period and all amendments thereto, or (C) written evidence that each stockholder making the nomination or proposal maintained throughout the chain of record and non-record ownership continuous ownership of such shares (i.e. possession of full voting and investment rights pertaining to, and full economic interest in, such shares) throughout the required period, including written verification of such ownership from each person who was the “record” holder of such shares during such period (including, if applicable, the Depository Trust Company) and each participant of the Depository Trust Company, financial institution, broker-dealer or custodian through which the shares were owned; and (iii) with respect to nominations, (A) a completed and executed questionnaire (in the form available from the secretary) of each Proposed Nominee with respect to his or her background and qualification to serve as a Director, the background of any other person or entity on whose behalf the nomination is being made and the information relating to such Proposed Nominee and such other person or entity that would be required to be disclosed in connection with a solicitation of proxies for election of the Proposed Nominee as a Director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Section 14 (or any successor provision) of the Exchange Act, and the rules and regulations promulgated thereunder, or that would otherwise be required to be disclosed pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or traded, and (B) a representation and agreement (in the form available from the secretary) executed by each Proposed Nominee pursuant to which such Proposed Nominee (1) represents and agrees that he or she is not and will not become a party to any agreement, arrangement or understanding with, and does not have any commitment and has not given any assurance to, any person or entity, in each case that has not been previously disclosed to the Trust, (x) as to how he or she, if elected as a Director, will act or vote on any issue or question, or (y) that could limit or interfere with his or her ability to comply, if elected as a Director, with his or her duties to the Corporation, (2) represents and agrees that he or she is not and will not become a party to any agreement, arrangement or understanding with any person or entity, other than the Corporation, with respect to any direct or indirect compensation, reimbursement or indemnification in connection with or related to his or her service as, or any action or omission in his or her capacity as, a Director that has not been previously disclosed to the Corporation, (3) represents and agrees that if elected as a Director, he or she will be in compliance with and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunity, confidentiality and share ownership and trading policies and guidelines of the Corporation and (4) consents to being named as a nominee and to serving as a Director if elected.

(e) Any stockholder(s) providing notice of a proposed nomination or other business to be considered at any meeting of stockholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.14 is true and correct as of the record date for such meeting and as of a date that is ten (10) business days prior to such meeting, and any such update shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date (in the case of an update or supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date of the meeting (in the case of an update or supplement required to be made as of ten (10) business days prior to the meeting).

(f) A stockholder making a nomination or proposal of other business for consideration at any meeting may withdraw the nomination or proposal at any time before such meeting. After the period specified in the second sentence of Section 2.14.1(c), a stockholder nomination or proposal of other business for consideration at any meeting may only be amended with the permission of the Board of Directors. Notwithstanding anything in the second sentence of Section 2.14.1(c) to the contrary, if the number of Directors to be elected to the Board of Directors is increased and there is no public announcement of such action at least one-hundred thirty (130) days prior to the first (1st) anniversary of the date of the proxy statement for the preceding year’s annual meeting, the notice required by this Section 2.14.1 also shall be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice is delivered to the secretary at the principal executive offices of the Corporation not later than 5:00 p.m. (Eastern Time) on the tenth (10th) day immediately following the day on which such public announcement is first made by the Corporation. If the number of the Directors to be elected to the Board of Directors is decreased, there shall be no change or expansion in the time period for stockholders to make a nomination from the time period specified in the second sentence of Section 2.14.1(c). Any change in time period for stockholders to make a nomination shall not change the time period to make any other proposal from the time period specified in the second sentence of Section 2.14.1(c).

(g) For purposes of this Section 2.14, (i) “Stockholder Associated Person” of any stockholder shall mean (A) any person acting in concert with, such stockholder, (B) any direct or indirect beneficial owner of shares of stock of the Corporation beneficially owned or owned of record by such stockholder and (C) any person controlling, controlled by or under common control with such stockholder or a Stockholder Associated Person; and (ii) “Derivative Transaction” by a person shall mean any (A) transaction in, or arrangement, agreement or understanding with respect to, any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the Corporation, or similar instrument with a value derived in whole or in part from the value of a security of the Corporation, in any such case whether or not it is subject to settlement in a security of the Corporation or otherwise or (B) any transaction, arrangement, agreement or understanding which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Corporation or to increase or decrease the number of securities of the Corporation which such person was, is or will be entitled to vote, in any such case whether or not it is subject to settlement in a security of the Corporation or otherwise.

Section 2.14.2 Stockholder Nominations or Other Proposals Causing Covenant Breaches or Defaults. At the same time as the submission of any stockholder nomination or proposal of other business to be considered at a stockholders meeting that, if approved and implemented by the Corporation, would cause the Corporation or any subsidiary (as defined in Section 2.14.5(c)) of the Corporation to be in breach of any covenant of the Corporation or any subsidiary of the Corporation or otherwise cause a default (in any case, with or without notice or lapse of time) in any existing debt instrument or agreement of the Corporation or any subsidiary of the Corporation or other material contract or agreement of the Corporation or any subsidiary of the Corporation, the proponent stockholder or stockholders shall submit to the secretary at the principal executive offices of the Corporation (a) evidence satisfactory to the Board of Directors of the lender’s or contracting party’s willingness to waive the breach of covenant or default or (b) a detailed plan for repayment of the indebtedness to the lender or curing the contractual breach or default and satisfying any resulting damage claim, specifically identifying the actions to be taken and the source of funds, which plan must be satisfactory to the Board of Directors in its discretion, and evidence of the availability to the Corporation of substitute credit or contractual arrangements similar to the credit or contractual arrangements which are implicated by the stockholder nomination or other proposal that are at least as favorable to the Corporation, as determined by the Board of Directors in its discretion. As an example and not as a limitation, at the time these Bylaws are being amended and restated, the Corporation is party to a secured revolving credit facility that may prohibit certain changes of control of the Corporation without the approval of the lenders; accordingly, a stockholder nomination or proposal which implicates such provisions shall be accompanied by a waiver thereof duly executed by the required lenders or by evidence satisfactory to the Board of Directors of the availability of funding to the Corporation to repay outstanding indebtedness under this credit facility and of the availability of a new credit facility on terms as favorable to the Corporation as the existing credit facility. As a further example and not as a limitation, at the time these Bylaws are being amended and restated, the Corporation or its subsidiaries are parties to lease, management and related agreements with Senior Housing Properties Trust or its subsidiaries (“Senior Housing”). Those agreements may prohibit certain changes of control of the Corporation without the approval of Senior Housing. Accordingly, a stockholder nomination or proposal which implicates such provisions shall be accompanied by a waiver thereof duly executed by the applicable Senior Housing entity or by evidence satisfactory to the Board of Directors of the availability of alternative facilities for lease and operation by the Corporation on terms as favorable to the Corporation as the applicable arrangement and of funds for the payment by the Corporation of any amounts required under the applicable agreement or otherwise as a result of any breach or termination of the applicable agreement with Senior Housing.

Section 2.14.3 Stockholder Nominations or Other Proposals Requiring Governmental Action. If (a) any stockholder nomination or proposal of other business to be considered at a stockholders meeting could not be considered or, if approved, implemented by the Corporation without the Corporation, any subsidiary of the Corporation, the proponent stockholder, any Proposed Nominee of such stockholder, any Stockholder Associated Person of such stockholder, the holder of proxies or their respective affiliates or associates filing with or otherwise notifying or obtaining the consent, approval or other action of any federal, state, municipal or other governmental or regulatory body (a “Governmental Action”) or (b) such stockholder’s ownership of shares of stock of the Corporation or any solicitation of proxies or votes or holding or exercising proxies by such stockholder, any Proposed Nominee of such stockholder, any Stockholder Associated Person of such stockholder, or their respective affiliates or associates would require Governmental Action, then, at the same time as the submission of any stockholder nomination or proposal of other business to be considered at a stockholders meeting, the proponent stockholder or stockholders shall submit to the secretary at the principal executive offices of the Corporation (1) evidence satisfactory to the Board of Directors that any and all Governmental Action has been given or obtained, including, without limitation, such evidence as the Board of Directors may require so that any Proposed Nominee may be determined to satisfy any suitability or other requirements or (2) if such evidence was not obtainable from a governmental or regulatory body by such time despite the proponent stockholder’s diligent and best efforts, a detailed plan for making or obtaining the Governmental Action prior to the election of any such Proposed Nominee or the implementation of such proposal, which plan must be satisfactory to the Board of Directors in its discretion. As an example and not as a limitation, at the time these Bylaws are being amended and restated, the Corporation holds a controlling ownership position in a company formed and licensed as an insurance company in the State of Indiana. The laws of the State of Indiana have certain regulatory requirements for any person who seeks to control (as defined under Indiana law) a company which itself controls an insurance company domiciled in the State of Indiana, including by exercising proxies representing ten percent (10%) or more of its voting securities. Accordingly, a stockholder who seeks to exercise proxies for a nomination or a proposal affecting the governance of the Corporation shall obtain any applicable approvals from the Indiana insurance regulatory authorities prior to exercising such proxies. Similarly, as a further example and not as a limitation, at the time these Bylaws are being amended and restated, the Corporation operates healthcare facilities in various states; such facilities are governed by and subject to the regulatory and licensing requirements of the state in which such facility is located. The licensing terms or regulatory regime of certain states with jurisdiction over the Corporation may require that certain consents or approvals be obtained prior to the Corporation considering or implementing certain actions, including potentially requiring that a Proposed Nominee obtain regulatory approval or consent prior to being nominated for or elected as a Director. Accordingly, a stockholder nomination or other proposal that, if approved, would require the Corporation to obtain the consent or approval of a state authority due to the fact that the Corporation operates licensed healthcare facilities in such state, shall be accompanied by evidence that the stockholder or Proposed Nominee has either secured the required approvals or consents from all applicable state regulatory authorities or if such required approvals have not been obtained, then the stockholder nomination or other proposal shall be accompanied by a copy of any applications or forms required to be completed by the Proposed Nominee or stockholder as submitted or to be submitted to the applicable state regulatory authorities so that the Board of Directors may determine the likelihood that the stockholder or the Proposed Nominee, as applicable, will receive any such required approval.

Section 2.14.4 Special Meetings of Stockholders. As set forth in Section 2.6, only business brought before the meeting pursuant to the Corporation’s notice of meeting or otherwise properly brought before the meeting by or at the direction of the Board of Directors may be considered at a special meeting of stockholders. Nominations of individuals for election to the Board of Directors only may be made at a special meeting of stockholders at which Directors are to be elected: (a) pursuant to the Corporation’s notice of meeting; (b) if the Board of Directors has determined that Directors shall be elected at such special meeting; or (c) if there are no Directors and the special meeting is called by the officers of the Corporation for the election of successor Directors; provided, however, that nominations of individuals to serve as Directors at a special meeting called in the manner set forth in subclauses (a)-(c) above may only be made by (1) the applicable Directors or officers of the Corporation who call the special meeting of stockholders for the purpose of electing one or more Directors or (2) any one or more stockholder(s) of the Corporation who (A) satisfy the ownership amount, holding period and certificate requirements set forth in Section 2.14.1(b)(ii), (B) have given timely notice thereof in writing to the secretary at the principal executive offices of the Corporation, which notice contains or is accompanied by the information and documents required by Section 2.14.1(c) and Section 2.14.1(d), (C) satisfy the requirements of Section 2.14.2 and Section 2.14.3 and (D) further update and supplement such notice in accordance with Section 2.14; provided further, that, for purposes of this Section 2.14.4, all references in Section 2.14.1, Section 2.14.2 and Section 2.14.3 to the annual meeting and to the notice given under Section 2.14.1 shall be deemed, for purposes of this Section 2.14.4, to be references to the special meeting and the notice given under this Section 2.14.4. To be timely, a stockholder’s notice under this Section 2.14.4 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the one-hundred fiftieth (150th) day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (i) the one-hundred twentieth (120th) day prior to such special meeting or (ii) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting. Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period (or extend any time period) for the giving of a stockholder(s)’ notice as described above.

Section 2.14.5 General.

(a) If information submitted pursuant to this Section 2.14 by any stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of stockholders shall be deemed by the Board of Directors incomplete or inaccurate, any authorized officer or the Board of Directors or any committee thereof may treat such information as not having been provided in accordance with this Section 2.14. Any notice submitted by a stockholder pursuant to this Section 2.14 that is deemed by the Board of Directors inaccurate, incomplete or otherwise fails to satisfy completely any provision of this Section 2.14 shall be deemed defective and shall thereby render all proposals and nominations set forth in such notice defective. Upon written request by the secretary or the Board of Directors or any committee thereof (which may be made from time to time), any stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of stockholders shall provide, within three (3) business days after such request (or such other period as may be specified in such request), (i) written verification, satisfactory to the secretary or any other authorized officer or the Board of Directors or any committee thereof, in his, her or its discretion, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.14, (ii) written responses to information reasonably requested by the secretary, the Board of Directors or any committee thereof and (iii) a written update, to a current date, of any information submitted by the stockholder pursuant to this Section 2.14 as of an earlier date. If a stockholder fails to provide such written verification, information or update within such period, the secretary or any other authorized officer or the Board of Directors may treat the information which was previously provided and to which the verification, request or update relates as not having been provided in accordance with this Section 2.14. It is the responsibility of a stockholder who wishes to make a nomination or other proposal to comply with the requirements of Section 2.14; nothing in this Section 2.14.5(a) or otherwise shall create any duty of the Corporation, the Board of Directors or any committee thereof nor any officer of the Corporation to inform a stockholder that the information submitted pursuant to this Section 2.14 by or on behalf of such stockholder is incomplete or inaccurate or not otherwise in accordance with this Section 2.14 nor require the Corporation, the Board of Directors, any committee of the Board of Directors or any officer of the Corporation to request clarification or updating of information provided by any stockholder, but the Board of Directors, a committee thereof or the secretary acting on behalf of the Board of Directors or a committee, may do so in its, his or her discretion.

(b) Only such individuals who are nominated in accordance with this Section 2.14 shall be eligible for election by stockholders as Directors and only such business shall be conducted at a meeting of stockholders as shall have been properly brought before the meeting in accordance with this Section 2.14. The chairperson of the meeting and the Board of Directors shall each have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 2.14 and, if any proposed nomination or other business is determined not to be in compliance with this Section 2.14, to declare that such defective nomination or proposal be disregarded.

(c) For purposes of this Section 2.14: (i) “public announcement” shall mean disclosure in (A) a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or any other widely circulated news or wire service or (B) a document publicly filed by the Corporation with the SEC; (ii) “subsidiary” shall include, with respect to a person, any corporation, partnership, joint venture or other entity of which such person (A) owns, directly or indirectly, ten percent (10%) or more of the outstanding voting securities or other interests or (B) has a person designated by such person serving on, or a right, contractual or otherwise, to designate a person, so to serve on, the board of directors (or analogous governing body); and (iii) a person shall be deemed to “beneficially own” or “have beneficially owned” any shares of stock of the Corporation not owned directly by such person if that person or a group of which such person is a member would be the beneficial owner of such shares under Rule 13d-3 and Rule 13d-5 of the Exchange Act.

(d) Notwithstanding the foregoing provisions of this Section 2.14, a stockholder shall also comply with all applicable legal requirements, including, without limitation, applicable requirements of state law and the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in this Section 2.14. Nothing in this Section 2.14 shall be deemed to require that a stockholder nomination of an individual for election to the Board of Directors or a stockholder proposal relating to other business be included in the Corporation’s proxy statement, except as may be required by law.

(e) The Board of Directors may from time to time require any individual nominated to serve as a Director to agree in writing with regard to matters of business ethics and confidentiality while such nominee serves as a Director, such agreement to be on the terms and in a form determined satisfactory by the Board of Directors, as amended and supplemented from time to time in the discretion of the Board of Directors. The terms of any such agreement may be substantially similar to the Code of Business Conduct and Ethics of the Corporation or any similar code promulgated by the Corporation or may differ from or supplement such Code.

(f) Determinations required or permitted to be made under this Section 2.14 by the Board of Directors may be delegated by the Board of Directors to a committee of the Board of Directors, subject to applicable law.

Section 2.15 Voting by Ballot. Voting on any question or in any election may be by voice vote unless the chairperson of the meeting or any stockholder shall demand that voting be by ballot.

Section 2.16 Proposals of Business Which Are Not Proper Matters For Action By Stockholders. Notwithstanding anything in these Bylaws to the contrary, subject to applicable law, any stockholder proposal for business the subject matter or effect of which would be within the exclusive purview of the Board of Directors, shall be deemed not to be a matter upon which the stockholders are entitled to vote. The Board of Directors in its discretion shall be entitled to determine whether a stockholder proposal for business is not a matter upon which the stockholders are entitled to vote pursuant to this Section 2.16, and its decision shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

ARTICLE III

DIRECTORS

Section 3.1 General Powers; Qualifications; Directors Holding Over. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. A Director shall be an individual at least twenty-one (21) years of age who is not under legal disability. To qualify for nomination or election as a Director, an individual, at the time of nomination and election, shall, without limitation, (a) have substantial expertise or experience relevant to the business of the Corporation and its subsidiaries (as determined by the Board of Directors), (b) not have been convicted of a felony, (c) meet the qualifications of an Independent Director or a Managing Director, as the case may be, depending upon the position for which such individual may be nominated and elected and (d) have been nominated for election to the Board of Directors in accordance with Section 2.14. In case of failure to elect Directors at an annual meeting of the stockholders, the incumbent Directors shall hold over and continue to direct the management of the business and affairs of the Corporation until they may resign or until their successors are elected and qualify. The failure of stockholders to elect Directors at an annual meeting of stockholders shall not cause vacancies on the Board of Directors requiring the officers of the Corporation to call a special meeting of stockholders to elect Directors unless all Directors, including holdover Directors, are unwilling or unable to continue to serve.

Section 3.2 Independent Directors and Managing Directors. A majority of the Directors holding office shall at all times be Independent Directors; provided, however, that upon a failure to comply with this requirement as a result of the creation of a temporary vacancy which shall be filled by an Independent Director, whether as a result of enlargement of the Board of Directors or the resignation, removal or death of a Director who is an Independent Director, such requirement shall not be applicable. An “Independent Director” is one who is not an employee of the Corporation or The RMR Group LLC (or its permitted successors or assigns under the Amended and Restated Business Management and Shared Services Agreement between the Corporation and The RMR Group LLC, as the same may be in effect from time to time) (“RMR LLC”), who is not involved in the Corporation’s day to day activities and who meets the qualifications of an independent director (not including the specific independence requirements applicable only to members of the Audit Committee of the Board of Directors) under the applicable rules of each securities exchange upon which shares of stock of the Corporation are listed for trading and the SEC, as those requirements may be amended from time to time. If the number of Directors, at any time, is set at less than five (5), at least one (1) Director shall be a Managing Director. So long as the number of Directors shall be five (5) or greater, at least two (2) Directors shall be Managing Directors. “Managing Directors” shall mean Directors who have been employees, officers or directors of the Corporation or RMR LLC or involved in the day to day activities of the Corporation for at least one (1) year prior to their election. If at any time the Board of Directors shall not be comprised of a majority of Independent Directors, the Board of Directors shall take such actions as will cure such condition; provided that the fact that the Board of Directors does not have a majority of Independent Directors or has not taken such action at any time or from time to time shall not affect the validity of any action taken by the Board of Directors. If at any time the Board of Directors shall not be comprised of a number of Managing Directors as is required under this Section 3.2, the Board of Directors shall take such actions as will cure such condition; provided that the fact that the Board of Directors does not have the requisite number of Managing Directors or has not taken such action at any time or from time to time shall not affect the validity of any action taken by the Board of Directors.

Section 3.3 Number and Tenure. The Board of Directors may establish, increase or decrease the number of Directors; provided, that the number thereof shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”) (or any successor statute), nor more than seven (7); and further, provided, that the tenure of office of a Director shall not be affected by any decrease in the number of Directors. The number of Directors shall be five (5) until increased or decreased by the Board of Directors.

Section 3.4 Annual and Regular Meetings. An annual meeting of the Board of Directors shall be held immediately after the annual meeting of stockholders, no notice other than this Bylaw being necessary. The time and place of the annual meeting of the Board of Directors may be changed by the Board of Directors. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution. If any such regular meeting is not so provided for, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 3.5 Special Meetings. Special meetings of the Board of Directors may be called at any time by any Managing Director, the president or pursuant to the request of any two (2) Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

Section 3.6 Notice. Notice of any special meeting shall be given by written notice delivered personally or by electronic mail, telephoned, facsimile transmitted, overnight couriered (with proof of delivery) or mailed to each Director at his or her business or residence address. Personally delivered, telephoned, facsimile transmitted or electronically mailed notices shall be given at least twenty-four (24) hours prior to the meeting. Notice by mail shall be deposited in the U.S. mail at least seventy-two (72) hours prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail properly addressed, with postage thereon prepaid. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the Director. Telephone notice shall be deemed given when the Director is personally given such notice in a telephone call to which he is a party. Facsimile transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Corporation by the Director and receipt of a completed answer back indicating receipt. If sent by overnight courier, such notice shall be deemed given when delivered to the courier. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 3.7 Quorum. A majority of the Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such Directors are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Charter or these Bylaws, the vote of a majority of a particular group of Directors is required for action, a quorum for that action shall also include a majority of such group. The Directors present at a meeting of the Board of Directors which has been duly called and convened and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of such number of Directors as would otherwise result in less than a quorum then being present at the meeting.

Section 3.8 Voting. The action of the majority of the Directors present at a meeting at which a quorum is or was present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by specific provision of an applicable statute, the Charter or these Bylaws. If enough Directors have withdrawn from a meeting to leave fewer than are required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of Directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 3.9 Telephone Meetings. Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting. Such meeting shall be deemed to have been held at a place designated by the Directors at the meeting.

Section 3.10 Action by Written Consent of Board of Directors. Unless specifically otherwise provided in the Charter, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if each Director shall individually or collectively consent in writing or by electronic transmission to such action. Such written or electronic consent or consents shall be filed with the records of the Corporation and shall have the same force and effect as the affirmative vote of such Directors at a duly held meeting of the Board of Directors at which a quorum was present.

Section 3.11 Waiver of Notice. The actions taken at any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present waives notice, consents to the holding of such meeting or approves the minutes thereof.

Section 3.12 Vacancies. If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining Directors hereunder (even if fewer than three Directors remain). Except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining Directors, even if the remaining Directors do not constitute a quorum. Any Director elected to fill a vacancy, whether occurring due to an increase in size of the Board of Directors or by the death, resignation or removal of any Director, shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred or was created and until a successor is elected and qualifies.

Section 3.13 Compensation. Directors shall be entitled to receive such reasonable compensation for their services as Directors as the Board of Directors may determine from time to time. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Directors. The Directors shall be entitled to receive remuneration for services rendered to the Corporation in any other capacity, and such services may include, without limitation, services as an officer or employee of the Corporation, services as an employee of RMR LLC or its successor, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a Director or any person affiliated with a Director.

Section 3.14 Surety Bonds. Unless specifically required by law, no Director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 3.15 Reliance. Each Director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation or by advisers, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether any such adviser, accountant, appraiser or other expert or consultant may also be a Director.

Section 3.16 Qualifying Shares of Stock Not Required. Directors need not be stockholders.

Section 3.17 Certain Rights of Directors, Officers, Employees and Agents. A Director shall have no responsibility to devote his or her full time to the affairs of the Corporation. Any Director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar or in addition to those of or relating to the Corporation.

Section 3.18 Emergency Provisions. Notwithstanding any other provision in the Charter or these Bylaws, this Section 3.18 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under ARTICLE III cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (a) a meeting of the Board of Directors may be called by any Managing Director or officer of the Corporation by any means feasible under the circumstances and (b) notice of any meeting of the Board of Directors during such an Emergency may be given less than twenty-four (24) hours prior to the meeting to as many Directors and by such means as it may be feasible at the time, including publication, television or radio.

Section 3.19 Removal for Cause. A stockholder(s) proposing to remove one or more Directors for cause pursuant to the Charter shall meet and comply with all requirements in these Bylaws for a nomination of an individual for election to the Board of Directors at an annual meeting of stockholders or a proposal of other business to be properly brought by such stockholder(s) at a meeting of the stockholders as set forth in Section 2.14.1, including the timely written notice, ownership amount, holding period, certificate, information and documentation requirements of Section 2.14.1(b), Section 2.14.1(c), Section 2.14.1(d), Section 2.14.2 and Section 2.14.3.

ARTICLE IV

COMMITTEES

Section 4.1 Number; Tenure and Qualifications. The Board of Directors shall appoint an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each of these committees shall be composed of three or more Directors, to serve at the pleasure of the Board of Directors. The Board of Directors may also appoint other committees from time to time composed of one or more members, at least one of which shall be a Director, to serve at the pleasure of the Board of Directors. The Board of Directors shall adopt a charter with respect to the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, which charter shall specify the purposes, the criteria for membership and the responsibility and duties and may specify other matters with respect to each committee. The Board of Directors may also adopt a charter with respect to other committees.

Section 4.2 Powers. The Board of Directors may delegate any of the powers of the Board of Directors to committees appointed under Section 4.1 and composed solely of Directors, except as prohibited by law. If a charter has been adopted with respect to a committee composed solely of Directors, the charter shall constitute a delegation by the Board of Directors of its powers of the Board of Directors necessary to carry out the purposes, responsibilities and duties of a committee provided in the charter or reasonably related to those purposes, responsibilities and duties, to the extent permitted by law.

Section 4.3 Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. One-third (1/3), but not less than one, of the members of any committee shall be present in person at any meeting of a committee in order to constitute a quorum for the transaction of business at a meeting, and the act of a majority present at a meeting at the time of a vote if a quorum is then present shall be the act of a committee. The Board of Directors or, if authorized by the Board in a committee charter or otherwise, the committee members may designate a chairman of any committee, and the chairman or, in the absence of a chairman, a majority of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of absent or disqualified members.

Section 4.4 Telephone Meetings. Members of a committee may participate in a meeting by means of a conference telephone or similar communications equipment and participation in a meeting by these means shall constitute presence in person at the meeting.

Section 4.5 Action by Written Consent of Committees. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is signed by each member of the committee and such written or electronic consent is filed with the minutes of proceedings of such committee.

Section 4.6 Vacancies. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 5.1 General Provisions. The officers of the Corporation shall include a president, a secretary and a treasurer. In addition, the Board of Directors may from time to time elect such other officers with such titles, powers and duties as set forth herein or as the Board of Directors shall deem necessary or desirable, including a chairman of the board, a vice chairman of the board, a chief executive officer, a chief operating officer, a chief financial officer, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. The officers of the Corporation shall be elected annually by the Board of Directors. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, resignation or removal in the manner hereinafter provided. Any two (2) or more offices, except that of president and vice president, may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of president, treasurer and secretary. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 5.2 Removal and Resignation. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 5.3 Vacancies. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 5.4 President. Except as the Board of Directors may otherwise provide, the president shall have the duties usually vested in a president. The president shall have such other duties as may be assigned to the president by the Board of Directors from time to time. The president may execute any deed, mortgage, bond, lease, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed.

Section 5.5 Chief Executive Officer. If elected, except as the Board of Directors may otherwise provide, the chief executive officer shall have the duties usually vested in a chief executive officer, including responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the administration of the business affairs of the Corporation.

Section 5.6 Chief Operating Officer. If elected, except as the Board of Directors may otherwise provide, the chief operating officer shall have the duties usually vested in a chief operating officer. The chief operating officer shall have such other duties as may be assigned to the chief operating officer by the chief executive officer or the Board of Directors from time to time.

Section 5.7 Chief Financial Officer. If elected, except as the Board of Directors may otherwise provide, the chief financial officer shall have the duties usually vested in a chief financial officer. The chief financial officer shall have such other duties as may be assigned to the chief financial officer by the chief executive officer or the Board of Directors from time to time.

Section 5.8 Vice Presidents. In the absence or disability of the president, the vice president, if any (or if there is more than one, the vice presidents in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties and exercise the powers of the president. The vice president(s) shall have such other duties as may be assigned to such vice president by the president, the chief executive officer or the Board of Directors from time to time. The Board of Directors may designate one or more vice presidents as executive vice president, senior vice president or vice president for particular areas of responsibility.

Section 5.9 Secretary. Except as the Board of Directors may otherwise provide, the secretary (or his or her designee) shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, if any; and (d) maintain a share register, showing the ownership and transfers of ownership of all shares of stock of the Corporation, unless a transfer agent is employed to maintain and does maintain such a share register. The secretary shall have such other duties as may be assigned to the secretary by the chief executive officer or the Board of Directors from time to time.

Section 5.10 Treasurer. Except as the Board of Directors may otherwise provide, the treasurer shall (a) have general charge of the financial affairs of the Corporation; (b) have or oversee in accordance with Section 6.3 the custody of the funds, securities and other valuable documents of the Corporation; (c) maintain or oversee the maintenance of proper financial books and records of the Corporation; and (d) have the duties usually vested in a treasurer. The treasurer shall have such other duties as may be assigned to the treasurer by the chief executive officer or the Board of Directors from time to time.

Section 5.11 Assistant Secretaries and Assistant Treasurers. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer or the Board of Directors from time to time.

ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 6.1 Contracts. The Board of Directors may authorize any Director, officer or agent to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors and executed by an authorized person.

Section 6.2 Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as the Board of Directors, the president, the treasurer or any other officer designated by the Board of Directors may determine.

Section 6.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the president, the treasurer or any other officer designated by the Board of Directors may determine.

ARTICLE VII

STOCK

Section 7.1 Certificates. Ownership of shares of any class of stock of the Corporation shall be represented by certificates, or, at the election of a stockholder, in book entry form. Unless otherwise determined by the Board of Directors, any such certificates shall be signed by the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Corporation. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered and if the Corporation shall from time to time issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

Section 7.2 Transfers.

(a) Shares of stock of the Corporation shall be transferable in the manner provided by applicable law, the Charter and these Bylaws. Certificates shall be treated as negotiable and title thereto and to the shares of stock they represent shall be transferred by delivery thereof as provided in the MGCL.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided in these Bylaws or by the MGCL.

Section 7.3 Lost Certificates. For shares of stock of the Corporation represented by certificates, any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in such officer’s discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 7.4 Closing of Transfer Books or Fixing of Record Date.

(a) The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose.

(b) In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days before the date of such meeting.

(c) If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (i) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the thirtieth (30th) day before the meeting, whichever is the closer date to the meeting; and (ii) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Directors, declaring the dividend or allotment of rights, is adopted.

(d) When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors shall set a new record date with respect thereto.

Section 7.5 Stock Ledger. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent a stock ledger containing the name and address of each stockholder and the number of shares of each class of stock of the Corporation held by such stockholder.

Section 7.6 Fractional Shares of Stock; Issuance of Units. The Board of Directors may issue fractional shares of stock of the Corporation or provide for the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VIII

REGULATORY COMPLIANCE AND DISCLOSURE

Section 8.1 Actions Requiring Regulatory Compliance Implicating the Corporation. If any stockholder (whether individually or constituting a group, as determined by the Board of Directors), by virtue of such stockholder’s ownership interest in the Corporation or actions taken by the stockholder affecting the Corporation, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on the Corporation or any subsidiary (for purposes of this ARTICLE VIII, as defined in Section 2.14.5(c)) of the Corporation or any of their respective businesses, assets or operations, including, without limitation, any obligations to make or obtain a Governmental Action (as defined in Section 2.14.3), such stockholder shall promptly take all actions necessary and fully cooperate with the Corporation to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting the business, assets, operations or prospects of the Corporation or any subsidiary of the Corporation. If the stockholder fails or is otherwise unable to promptly take such actions so to cause satisfaction of such requirements or regulations, the stockholder shall promptly divest a sufficient number of shares of stock of the Corporation necessary to cause the application of such requirement or regulation to not apply to the Corporation or any subsidiary of the Corporation. If the stockholder fails to cause such satisfaction or divest itself of such sufficient number of shares of stock of the Corporation by not later than the tenth (10th) day after triggering such requirement or regulation referred to in this Section 8.1, then any shares of stock of the Corporation beneficially owned by such stockholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be deemed to constitute shares held in violation of the ownership limitations set forth in Article VI of the Charter and be subject to the provisions of Article VI of the Charter and any actions triggering the application of such a requirement or regulation may be deemed by the Corporation to be of no force or effect. Moreover, if the stockholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such ten (10) day period, the Corporation may take all other actions which the Board of Directors deems appropriate to require compliance or to preserve the value of the Corporation’s assets; and the Corporation may charge the offending stockholder for the Corporation’s costs and expenses as well as any damages which may result to the Corporation.

As an example and not as a limitation, at the time these Bylaws are being amended and restated, the Corporation holds a controlling ownership position in a company formed and licensed as an insurance company in the State of Indiana. The laws of the State of Indiana have certain regulatory requirements for any person who seeks to control (as defined under Indiana law) a company which itself controls an insurance company domiciled in the State of Indiana, including by exercising proxies representing ten percent (10%) or more of the Corporation’s voting securities. Accordingly, if a stockholder seeks to exercise proxies for a matter to be voted upon at a meeting of the stockholders without having obtained any applicable approvals from the Indiana insurance regulatory authorities, such proxies representing ten percent (10%) or more of the Corporation’s voting securities will, subject to Section 8.3, be void and of no further force or effect.

As a further example and not as a limitation, at the time these Bylaws are being amended and restated, the Corporation operates healthcare facilities in various states which are subject to state regulatory and licensing requirements in each such state. Under the licensing terms or regulatory regime of certain states with jurisdiction over the Corporation, a stockholder which acquires a controlling equity position in the Corporation may be required to obtain regulatory approval or consent prior to or as a result of obtaining such ownership. Accordingly, if a stockholder which acquires a controlling equity position in the Corporation that would require the stockholder or the Corporation to obtain the consent or approval of a state authority due to the fact that the Corporation operates licensed healthcare facilities in such state, and the stockholder refuses to provide the Corporation with information required to be submitted to the applicable state authority or if the state authority declines to approve the stockholder’s ownership of the Corporation, then, in either event, shares of stock of the Corporation owned by the stockholder necessary to reduce its ownership to an amount so that the stockholder’s ownership of shares of stock of the Corporation would not require it to provide any such information to, or for consent to be obtained from, the state authority, may be deemed by the Board of Directors to be shares of stock held in violation of the ownership limitation in Article VI of the Charter and shall be subject to the provisions of Article VI of the Charter.

Section 8.2 Compliance With Law. Stockholders shall comply with all applicable requirements of federal and state laws, including all rules and regulations promulgated thereunder, in connection with such stockholder’s ownership interest in the Corporation and all other laws which apply to the Corporation or any subsidiary of the Corporation or their respective businesses, assets or operations and which require action or inaction on the part of the stockholder.

Section 8.3 Limitation on Voting Shares of Stock or Proxies. Without limiting the provisions of Section 8.1, if a stockholder (whether individually or constituting a group, as determined by the Board of Directors), by virtue of such stockholder’s ownership interest in the Corporation or its receipt or exercise of proxies to vote shares of stock of the Corporation owned by other stockholders, would not be permitted to vote such shares or proxies for such shares in excess of a certain amount pursuant to applicable law (including by way of example, applicable state insurance regulations) but the Board of Directors determines that the excess shares or shares represented by the excess proxies are necessary to obtain a quorum, then such stockholder shall not be entitled to vote any such excess shares or proxies, and instead such excess shares or proxies may, to the fullest extent permitted by law, be voted by the Board of Directors (or by another person designated by the Board of Directors) in proportion to the total shares otherwise voted on such matter.

Section 8.4 Representations, Warranties and Covenants Made to Governmental or Regulatory Bodies. To the fullest extent permitted by law, any representation, warranty or covenant made by a stockholder with any governmental or regulatory body in connection with such stockholder’s interest in the Corporation or any subsidiary of the Corporation shall be deemed to be simultaneously made to, for the benefit of and enforceable by, the Corporation and any applicable subsidiary of the Corporation.

Section 8.5 Board of Directors’ Determinations. The Board of Directors shall be empowered to make all determinations regarding the interpretation, application, enforcement and compliance with any matters referred to or contemplated by these Bylaws.

ARTICLE IX

RESTRICTIONS ON TRANSFER OF SHARES

Section 9.1 Definitions. As used in this ARTICLE IX, the following terms have the following meanings (and any references to any portions of Treasury Regulation Sections 1.382-2T, 1.382-3 and 1.382-4 shall include any successor provisions):

(a) “5-percent Stockholder” means a Person or group of Persons that is a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(g).

(b) “5-percent Transaction” means any Transfer described in clause (a) or (b) of Section 9.2.

(c) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the rulings issued thereunder.

(d) “Corporation Security” or “Corporation Securities” means (i) shares of common stock of the Corporation, (ii) shares of preferred stock of the Corporation (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation Sections 1.382-2T(h)(4)(v) and 1.382-4) to purchase Securities issued by the Corporation, and (iv) any Shares not included within the preceding clauses (i) through (iii) of this definition.

(e) “Effective Date” means November 10, 2009.

(f) “Excess Securities” has the meaning given such term in Section 9.4.

(g) “Expiration Date” means the earlier of (i) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this ARTICLE IX is no longer necessary for the preservation of Tax Benefits, (ii) the beginning of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward, or (iii) such date as the Board of Directors shall fix in accordance with Section 9.10.

(h) “Grandfathered Owner” has the meaning given such term in Section 9.2.

(i) “Percentage Share Ownership” means the percentage Share Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation Sections 1.382-2T(g), (h), (j) and (k) and 1.382-4.

(j) “Person” means any individual, firm, corporation, company, limited liability company, partnership, joint venture, estate, trust, or other legal entity, including a group of persons treated as an entity pursuant to Treasury Regulation Section 1.382-3(a)(1)(i).

(k) “Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this ARTICLE IX.

(l) “Public Group” has the meaning set forth in Treasury Regulation Section 1.382-2T(f)(13), excluding any “direct public group” with respect to the Corporation, as that term is used in Treasury Regulation Section 1.382-2T(j)(2)(ii).

(m) “Purported Transferee” has the meaning set forth in Section 9.4.

(n) “Securities” and “Security” each has the meaning set forth in Section 9.5.

(o) “Shares” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation Section 1.382-2T(f)(18).

(p) “Share Ownership” means any direct or indirect ownership of Shares, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the Treasury Regulations.

(q) “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.

(r) “Transfer” means, any direct or indirect (by operation of law or otherwise) sale, transfer, assignment, conveyance, pledge, devise or other disposition or other action taken by a Person, other than the Corporation, that alters the Percentage Share Ownership of any Person. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation Sections 1.382-2T(h)(4)(v) and 1.382-4). For the avoidance of doubt, a Transfer shall not include the creation or grant by the Corporation of an option to purchase securities of the Corporation, nor shall a Transfer include the issuance of Shares by the Corporation.

(s) “Transferee” means any Person to whom Corporation Securities are Transferred.

(t) “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.

Section 9.2 Transfer And Ownership Restrictions. From and after the Effective Date, any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (a) any Person or Persons would become a 5-percent Stockholder or (b) the Percentage Share Ownership of any 5-percent Stockholder would be increased. Any 5-percent Stockholder as of the Effective Date (the “Grandfathered Owner”) shall not be required, solely as a result of the adoption of this ARTICLE IX and the occurrence of the Effective Date, pursuant to this ARTICLE IX, to reduce or dispose of any Corporation Securities owned by such Grandfathered Owner as of the Effective Date and none of such Corporation Securities owned by such Grandfathered Owner as of the Effective Date shall be deemed, solely as a result of the adoption of this ARTICLE IX and the occurrence of the Effective Date, to be Excess Securities; provided, however, that such Grandfathered Owner may not acquire any additional Corporation Securities at any time such Grandfathered Owner remains a 5-percent Stockholder and, upon such Grandfathered Owner no longer being a 5-percent Stockholder, the provisions of this ARTICLE IX shall apply in their entirety to such Grandfathered Owner.

Section 9.3 Exceptions.

(a) Notwithstanding anything to the contrary herein, Transfers to a Public Group (including a new Public Group created under Treasury Regulation Section 1.382-2T(j)(3)(i)) shall be permitted.

(b) The restrictions set forth in Section 9.2 shall not apply to an attempted Transfer that is a 5-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. The Board of Directors may impose conditions in connection with such approval, including, without limitation, restrictions on the ability or right of any Transferee to Transfer Shares acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively.

Section 9.4 Excess Securities.

(a) No employee or agent of the Corporation shall record any Prohibited Transfer in the share register for the Corporation, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). The Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders, including, without limitation, the right to vote such Excess Securities or to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to constitute shares of the Corporation in excess of the Ownership Limit (as defined in Section 6.1 of the Charter) and be subject to Article VI of the Charter. Any Transfer of Excess Securities in accordance with the provisions of this ARTICLE IX shall cease to be Excess Securities upon consummation of such Transfer.

(b) The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities in the share register of the Corporation or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to its direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its employees or agents as may be determined by the Board of Directors to be necessary or advisable to implement this ARTICLE IX, including, without limitation, authorizing its employees or agents to require, as a condition to registering any Transfer in the share register of the Corporation, an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of shares and other evidence that a Transfer will not be prohibited by this ARTICLE IX.

Section 9.5 Modification Of Remedies For Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Maryland law (“Securities,” and individually, a “Security”) but which would cause a 5-percent Stockholder to violate a restriction on Transfers provided for in this ARTICLE IX, a sufficient amount of Securities of such 5-percent Stockholder and/or any Person whose ownership of Securities is attributed to such 5-percent Stockholder shall be deemed to be Excess Securities and shall be treated as provided in Section 9.4, including, without limitation, being deemed to constitute shares of the Corporation in excess of the Ownership Limit (as defined in Section 6.1 of the Charter) and be subject to Article VI of the Charter. For the avoidance of doubt, no such 5-percent Stockholder shall be required, pursuant to this Section 9.5, to dispose of any interest that is not a Security. The purpose of this Section 9.5 is to extend the restrictions in Section 9.2 to situations in which there is a 5-percent Transaction without a direct Transfer of Securities, and this Section 9.5, along with the other provisions of this ARTICLE IX, shall be interpreted to produce the same results, with such differences as the context requires or as determined by the Board of Directors, as a direct Transfer of Corporation Securities.

Section 9.6 Legal Proceedings; Prompt Enforcement. The Board of Directors may authorize such additional actions, beyond those provided for or contemplated by this ARTICLE IX, to give effect to or in furtherance of the provisions of this ARTICLE IX. Nothing in this Section 9.6 shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this ARTICLE IX being void ab initio, (b) preclude the Corporation in the sole discretion of the Board of Directors from immediately bringing legal proceedings without a prior demand, or (c) cause any failure of the Corporation to act within any particular time period to constitute a waiver or loss of any right of the Corporation under this ARTICLE IX.

Section 9.7 Liability. To the fullest extent permitted by law and without limiting any other remedies of the Corporation and related matters provided elsewhere in these Bylaws or in the Charter, any stockholder subject to the provisions of this ARTICLE IX who knowingly violates the provisions of this ARTICLE IX and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability or right to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

Section 9.8 Obligation To Provide Information. As a condition to the registration of the Transfer of any Shares in the share register for the Corporation, any Person who is a beneficial, legal or record holder of Shares, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this ARTICLE IX or the status of the Tax Benefits of the Corporation.

Section 9.9 Legend. Unless otherwise provided by the Board of Directors, each certificate or account statement evidencing or representing Shares (or securities exercisable for or convertible into Shares) shall bear a legend with respect to the restrictions contained in this ARTICLE IX in such form as shall be prescribed by the Board of Directors. Instead of the foregoing legend, the certificate or account statement may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

Section 9.10 Authority Of Board Of Directors.

(a) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this ARTICLE IX, including, without limitation, (i) the identification of 5-percent Stockholders, (ii) whether a Transfer is a 5-percent Transaction or a Prohibited Transfer, (iii) the Percentage Share Ownership of any 5-percent Stockholder, (iv) whether an instrument constitutes a Corporation Security, (v) the application of Section 9.4, including, without limitation, the application of Article VI of the Charter to Excess Securities, and Section 9.5, and (vi) any other matters which the Board of Directors determines to be relevant; and the determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this ARTICLE IX.

(b) Nothing contained in this ARTICLE IX shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, the Board of Directors may, by adopting a written resolution, (i) accelerate or extend the Expiration Date, (ii) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this ARTICLE IX, (iii) modify the definitions of any terms set forth in this ARTICLE IX or (iv) modify the terms of this ARTICLE IX as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise. Stockholders may be notified of such determination through a filing with the SEC or such other method of notice as the Board of Directors may determine. All actions, calculations, interpretations and determinations which are done or made by the Board of Directors shall be conclusive and binding on the Corporation and all other parties for all other purposes of this ARTICLE IX.

(c) The Board of Directors may delegate all or any portion of its duties and powers under this ARTICLE IX to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this ARTICLE IX through duly authorized officers or agents of the Corporation.

Section 9.11 Transactions on a National Securities Exchange. Nothing in this ARTICLE IX shall preclude the settlement of any transaction entered into through the facilities of a national securities exchange or any automated inter-dealer quotation system. The fact that the settlement of any transaction takes place shall not negate the effect of any other provision of this ARTICLE IX and any transferor and transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this ARTICLE IX.

Section 9.12 Reliance. For purposes of determining the existence, identity and amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Exchange Act (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

Section 9.13 Benefits Of This ARTICLE IX. Nothing in this ARTICLE IX shall be construed to give to any Person, other than the Corporation and the Charitable Trustee (as defined in the Charter) any legal or equitable right, remedy or claim under this ARTICLE IX. This ARTICLE IX shall be for the sole and exclusive benefit of the Corporation and the Charitable Trustee.

Section 9.14 Severability. If any provision of this ARTICLE IX or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this ARTICLE IX.

Section 9.15 Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation under this ARTICLE IX, (a) no waiver will be effective unless authorized by the Board of Directors and expressly contained in a writing signed by the Corporation; and (b) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

Section 9.16 Conflict. If there shall be any conflict between the provisions of this ARTICLE IX or the application thereof and the provisions of Article VI of the Charter or the application thereof to the matters addressed in this ARTICLE IX, as contemplated by this ARTICLE IX, the provisions of this ARTICLE IX and the application thereof shall control.

ARTICLE X

FISCAL YEAR

Section 10.1 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

ARTICLE XI

DIVIDENDS AND OTHER DISTRIBUTIONS

Section 11.1 Dividends and Other Distributions. Dividends and other distributions upon the shares of stock of the Corporation may be authorized and declared by the Board of Directors. Dividends and other distributions may be paid in cash, property or shares of stock of the Corporation.

ARTICLE XII

SEAL

Section 12.1 Seal. The Board of Directors may authorize the adoption of a seal by the Corporation. The Board of Directors may authorize one or more duplicate seals.

Section 12.2 Affixing Seal. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XIII

WAIVER OF NOTICE

Section 13.1 Waiver of Notice. Whenever any notice is required to be given pursuant to the Charter, these Bylaws or applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice or waiver by electronic transmission, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XIV

AMENDMENT OF BYLAWS

Section 14.1 Amendment of Bylaws. Except for any change for which these Bylaws require approval by more than a majority vote of the Board of Directors, these Bylaws may be amended or repealed or new or additional bylaws may be adopted only by the vote or written consent of a majority of the Board of Directors as specified in Section 3.10.

ARTICLE XV

MISCELLANEOUS

Section 15.1 References to Charter. All references to the Charter shall include any amendments and supplements thereto.

Section 15.2 Costs and Expenses. In addition to, and as further clarification of each stockholder’s obligation to indemnify and hold the Corporation harmless pursuant to these Bylaws, to the fullest extent permitted by law, each stockholder will be liable to the Corporation (and any subsidiaries or affiliates thereof) for, and indemnify and hold harmless the Corporation (and any subsidiaries or affiliates thereof) from and against, all costs, expenses, penalties, fines or other amounts, including, without limitation, reasonable attorneys’ and other professional fees, whether third party or internal, arising from such stockholder’s breach of or failure to fully comply with any covenant, condition or provision of the Charter or these Bylaws (including Section 2.14) or any action by or against the Corporation (or any subsidiaries or affiliates thereof) in which such stockholder is not the prevailing party, and shall pay such amounts to such indemnitee on demand, together with interest on such amounts, which interest will accrue at the lesser of fifteen percent (15%) per annum and the maximum amount permitted by law, from the date such costs or the like are incurred until the receipt of payment.

Section 15.3 Ratification. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholder’s derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a Director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders and, if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 15.4 Ambiguity. In the case of an ambiguity in the application of any provision of these Bylaws or any definition contained in these Bylaws, the Board of Directors shall have the sole power to determine the application of such provisions with respect to any situation based on the facts known to it and such determination shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

Section 15.5 Inspection of Bylaws. The Board of Directors shall keep at the principal office for the transaction of business of the Corporation the original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the stockholders at all reasonable times during office hours.

Section 15.6 Special Voting Provisions relating to Control Shares. Notwithstanding any other provision contained in the Charter or these Bylaws, Title 3, Subtitle 7 of the MGCL shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE XVI

ARBITRATION PROCEDURES FOR DISPUTES

Section 16.1 Procedures for Arbitration of Disputes. Any disputes, claims or controversies brought by or on behalf of any stockholder (which, for purposes of this ARTICLE XVI, shall mean any stockholder of record or any beneficial owner of shares of stock of the Corporation, or any former stockholder of record or beneficial owner of shares of stock of the Corporation), either on his, her or its own behalf, on behalf of the Corporation or on behalf of any series or class of shares of stock of the Corporation or stockholders against the Corporation or any Director, officer, manager (including RMR LLC), agent or employee of the Corporation, including any disputes, claims or controversies relating to the application or enforcement of the Charter or these Bylaws (all of which are referred to as “Disputes”) or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute or Disputes, be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this ARTICLE XVI. For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against Directors, officers or managers of the Corporation and class actions by stockholders against those individuals or entities and the Corporation. For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party. Notwithstanding the foregoing, (a) the provisions of this ARTICLE XVI shall not apply to any request for a declaratory judgment or similar action regarding the meaning, interpretation or validity of any provision of the Charter or these Bylaws, but such request shall be heard and determined in the exclusive forum provided for in ARTICLE XVII; and (b) in the event a Dispute involves both a question of the meaning, interpretation or validity of any provision of the Charter or these Bylaws and any other matter in dispute, the arbitration of such other matter in dispute, if dependent upon a determination of the meaning, interpretation or validity of any provision of the Charter or these Bylaws, shall be stayed until a final, non-appealable judgement regarding such meaning, interpretation or validity has been rendered by the exclusive forum provided for in ARTICLE XVII.

Section 16.2 Arbitrators. There shall be three (3) arbitrators. If there are only two (2) parties to the Dispute, each party shall select one (1) arbitrator within fifteen (15) days after receipt by respondent of a copy of the demand for arbitration. The arbitrators may be affiliated or interested persons of the parties. If there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one (1) arbitrator within fifteen (15) days after receipt of the demand for arbitration. The arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be. If either a claimant (or all claimants) or a respondent (or all respondents) fail(s) to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request AAA to provide a list of three (3) proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten (10) days from the date AAA provides the list to select one (1) of the three (3) arbitrators proposed by AAA. If the party (or parties) fail(s) to select the second (2nd) arbitrator by that time, the party (or parties) who have appointed the first (1st) arbitrator shall then have ten (10) days to select one (1) of the three (3) arbitrators proposed by AAA to be the second (2nd) arbitrator; and, if he/they should fail to select the second (2nd) arbitrator by such time, AAA shall select, within fifteen (15) days thereafter, one (1) of the three (3) arbitrators it had proposed as the second (2nd) arbitrator. The two (2) arbitrators so appointed shall jointly appoint the third (3rd) and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second (2nd) arbitrator. If the third (3rd) arbitrator has not been appointed within the time limit specified herein, then AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

Section 16.3 Place of Arbitration. The place of arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.

Section 16.4 Discovery. There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators. For the avoidance of doubt, it is intended that there shall be no depositions and no other discovery other than limited documentary discovery as described in the preceding sentence.

Section 16.5 Awards. In rendering an award or decision (an “Award”), the arbitrators shall be required to follow the laws of the State of Maryland. Any arbitration proceedings or Award shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq. An Award shall be in writing and shall state the findings of fact and conclusions of law on which it is based. Any monetary Award shall be made and payable in U.S. dollars free of any tax, deduction or offset. Subject to Section 16.7, each party against which an Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of such Award or such other date as such Award may provide.

Section 16.6 Costs and Expenses. Except as otherwise set forth in the Charter or these Bylaws, including Section 15.2 of these Bylaws, or as otherwise agreed by the parties thereto, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an Award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of the Corporation’s Award to the claimant or the claimant’s attorneys. Each party (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third (3rd) appointed arbitrator.

Section 16.7 Appeals. Any Award, including but not limited to any interim Award, may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (“Appellate Rules”). An Award shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired. Appeals must be initiated within thirty (30) days of receipt of an Award by filing a notice of appeal with any AAA office. Following the appeal process, the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof. For the avoidance of doubt, and despite any contrary provision of the Appellate Rules, Section 16.6 shall apply to any appeal pursuant to this Section 16.7 and the appeal tribunal shall not render an Award that would include shifting of any costs or expenses (including attorneys’ fees) of any party.

Section 16.8 Final and Binding. Following the expiration of the time for filing the notice of appeal, or the conclusion of the appeal process set forth in Section 16.7, an Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between those parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators. Judgment upon an Award may be entered in any court having jurisdiction. To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any Award, except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

Section 16.9 Beneficiaries. This ARTICLE XVI is intended to benefit and be enforceable by the stockholders, Directors, officers, managers (including RMR LLC), agents or employees of the Corporation and the Corporation and shall be binding on the stockholders and the Corporation, as applicable, and be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

ARTICLE XVII

EXCLUSIVE FORUM FOR CERTAIN DISPUTES

Section 17.1 Exclusive Forum. The Circuit Court for Baltimore City, Maryland shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer, manager, agent or employee of the Corporation to the Corporation or the stockholders, (3) any action asserting a claim against the Corporation or any Director, officer, manager, agent or employee of the Corporation arising pursuant to Maryland law or the Charter or these Bylaws, including any disputes, claims or controversies brought by or on behalf of any stockholder (which, for purposes of this ARTICLE XVII, shall mean any stockholder of record or any beneficial owner of any class or series of shares of stock of the Corporation, or any former holder of record or beneficial owner of any class or series of shares of stock of the Corporation), either on his, her or its own behalf, on behalf of the Corporation or on behalf of any series or class of shares of stock of the Corporation or stockholders against the Corporation or any Director, officer, manager, agent or employee of the Corporation, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of the Charter or these Bylaws, including this ARTICLE XVII, or (4) any action asserting a claim against the Corporation or any Director, officer, manager, agent or employee of the Corporation governed by the internal affairs doctrine of the State of Maryland. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE XVII. This ARTICLE XVII shall not abrogate or supersede any other provision of these Bylaws which may require the resolution of such disputes by arbitration.